EXHIBIT 99.1

Cavium Networks Contact:

Art Chadwick VP and Chief Financial Officer	Angel Atondo Marketing Communications Manager
Tel: (650) 623-7063 Tel : (650) 623-7033
Email: art.chadwick@caviumnetworks.com	Email: angel.atondo@caviumnetworks.com

Cavium Networks
Announces Financial Results for Q4 2008

MOUNTAIN VIEW, Calif., January 28, 2009 – Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless and security applications, today announced financial results for the fourth quarter of 2008 ended December 31, 2008.

Revenue in the fourth quarter of 2008 was $22.2 million, a 9.6% sequential decrease from the $24.5 million reported for the third quarter of 2008 and an increase of 37.0% from the $16.2 million reported for the fourth quarter of last year.

Generally Accepted Accounting Principles (GAAP) Results

Net loss for the fourth quarter of 2008, on a GAAP basis, was a loss of $4.4 million, or $0.11 per share (diluted), compared to net income of $1.8 million, or $0.04 per diluted share in the third quarter of 2008, and net income of $2.0 million, or $0.05 per share in the fourth quarter of last year. Gross margins were 49.8% in the fourth quarter of 2008 compared to 58.8% in the third quarter of this year. Total cash and cash equivalents were $77.0 million at December 31, 2008.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the fourth quarter of 2008 exclude $5.1 million in stock-based compensation, amortization of acquired intangible assets, in-process R&D expense and adjustments related to the acquisitions. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Net income for the fourth quarter of 2008, on a non-GAAP basis, was $0.7 million, or $0.02 per share (diluted), compared with $4.6 million, or $0.11 per share (diluted) in the third quarter of 2008 and $2.9 million, or $0.07 per share (diluted) in the fourth quarter of last year. Gross margins, on a non-GAAP basis, were 55.1% in the fourth quarter of 2008 compared to 62.8% in the third quarter of this year.

“Customer demand for our products was weaker than originally expected this quarter, primarily in higher margin Enterprise and Data Center segments,” said Syed Ali, president and CEO of Cavium Networks.  “The deteriorating global economic climate is clearly having an impact on our business, as our customers slow down orders and minimize inventory. Gross margins were also negatively impacted by product mix and lower sales. However, we continue to experience record levels of design win activity at Tier 1 customers, and are confident we are well positioned for the long term.”

Recent Highlights

•	November 5, 2008 - Cavium Networks was selected as a Deloitte’s Technology Fast 50 Winner.

•	November 18, 2008 - Cavium Networks was ranked among the Fastest Growing Companies in North America on Deloitte’s 2008 Technology Fast 500

•	December 16, 2008 - Cavium Networks won GSA’s 2008 Most Respected Emerging Public Semiconductor Company Award.

•	December 24, 2008 - Cavium Networks completes acquisition of W&W Communications, Inc.

•	January 6, 2009 – Cavium Networks demonstrates wireless HD video display at CES with multiple partners

•	January 12, 2009 - NETGEAR® PROSAFE® Security Router with 802.11n selects OCTEON

•	January 20, 2009 - French Service Provider SFR selects OCTEON™ for Fiber to the Home Service

Conference Call

Cavium Networks will broadcast its fourth quarter 2008 financial results conference call today, January 28, 2009 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks

Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless video, and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 20 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to existing or new competition, the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 10, 2008 and our latest Form 10Q filed on November 12, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2008	September 30, 2008
Net Revenue	$22,180	$24,525
Cost of revenue (1)	11,145	10,099

Gross profit	11,035	14,426

Operating expenses:
Research and development (2)	8,306	6,593
Sales, general and administrative (3)	6,158	5,944
In-process research and development	1,319	—

Total operating expenses	15,783	12,537

Income (loss) from operations	(4,748)	1,889

Other income, net:
Interest expense	(96)	(115)
Interest income and other	476	499

Total other income, net	380	384

Income (loss) before income tax	(4,368)	2,273
Income tax expense (benefit)	(11)	454

Net income (loss)	$(4,357)	$1,819

Net income (loss) per common share, basic	$(0.11)	$0.04
Shares used in computing basic net income per common share	40,685	40,578
Net income (loss) per common share, diluted	$(0.11)	$0.04
Shares used in computing diluted net income per common share	40,685	42,628
(1) Cost of revenue includes:
Amortization of acquired intangibles	$803	$814
Fair value adjustment of acquired inventory	317	153
Stock-based compensation and related taxes	76	20
(2) Research and development expense includes:
Stock-based compensation and related taxes	894	810
Amortization of acquired intangibles	673	—
(3) Sales, general and administrative includes:
Stock-based compensation and related taxes	976	1,016
Amortization of acquired intangibles	$13	$7

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended
Reconciliation of GAAP gross profit & margin to non-GAAP:	December 31, 2008	September 30, 2008
Net revenue	$22,180	$24,525
GAAP gross profit	11,035	14,426
GAAP gross margin	49.8%	58.8%
Amortization of acquired intangibles:
Cost of revenue	803	814
Stock-based compensation and related taxes:
Cost of revenue	76	20
Fair value adjustment of acquired inventory	317	153

Non-GAAP gross profit	$12,231	$15,413

Non-GAAP gross margin	55.1%	62.8%

	Three Months Ended
Reconciliation of GAAP income from operations to non-GAAP:	December 31, 2008	September 30, 2008
GAAP income (loss) from operations	$(4,748)	$1,889
Amortization of acquired intangibles	1,489	821
Stock-based compensation and related taxes	1,946	1,846
In-process research and development	1,319	—
Fair value adjustment of acquired inventory	317	153
Non-GAAP income from operations	$323	$4,709

Non-GAAP income from operations as a percentage of revenue	1.5%	19.2%

	Three Months Ended
Reconciliation of GAAP net income to non-GAAP:	December 31, 2008	September 30, 2008
GAAP net income (loss)	$ (4,357)	$1,819
Non-GAAP adjustments:
Stock-based compensation and related taxes:
Cost of revenue	76	20
Research and development	894	810
Sales, general and administrative	976	1,016
Amortization of acquired intangibles:
Cost of revenue	803	814
Sales, general and administrative	13	7
Research and development	673	—
Fair value adjustment of acquired inventory	317	153
In-process research and development	1,319	—
Total of non-GAAP adjustments	5,071	2,820
Non-GAAP net income	$714	$4,639

GAAP net income per share (diluted)	$(0.11)	$0.04

Non-GAAP adjustments detailed above	(0.13)	0.07
Non-GAAP net income per share (diluted)	$0.02	$0.11

GAAP weighted average shares (diluted)	40,685	42,628
Non-GAAP adjustment	2,661	920
Non-GAAP weighted average shares (diluted)	43,346	43,548

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

Assets		December 31, 2008	September 30, 2008
Current assets:
Cash and cash equivalents		$77,027	$91,918
Accounts receivable, net		14,054	13,483
Inventories		17,281	15,301
	Prepaid expenses and other current assets	1,298	1,276

	Total current assets	109,660	121,978
Property and equipment, net		11,115	10,836
Intangible assets, net		17,073	8,212
Goodwill		12,810	4,186
Other assets		506	385

	Total assets	$151,164	$145,597

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable		$7,309	$7,116
	Accrued expenses and other current liabilities	7,697	3,447
Deferred revenue		1,700	1,685
	Capital lease and technology license obligations, current	2,619	2,666

	Total current liabilities	19,325	14,914
Capital lease and technology license obligations, net of current		2,116	2,255
Other non-current liabilities		1,162	616

	Total liabilities	22,603	17,785

Stockholders’ equity
Common stock		41	41
	Additional paid-in capital	185,743	180,637
Accumulated deficit		(57,223)	(52,866)

	Total stockholders' equity	128,561	127,812
	Total liabilities and stockholders' equity	$151,164	$145,597